Exhibit 99.1

1 Healthcare Trust, Inc. Fourth Quarter 2023 Investor Webcast Presentation

Q4 and Full Year 2023 Company Overview

HTI Healthcare Trust Inc

HTI is a $2.6 billion[(1)] healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High-quality portfolio featuring 204 properties that are 76% MOB and 24% SHOP[(2)] ✓ Strong leasing momentum in the MOB portfolio demonstrated by seven new leases in Q4'23 totaling 16,496 SF and $0.4 million in SLR. As of Q4'23, HTI has a forward Leasing Pipeline[(3)] of 26,611 SF that, upon commencement, is expected to further increase MOB portfolio Occupancy[(3)] to 91.1%[(4)] from 90.6% as of Q4'23 ✓ Proactive MOB leasing activity with 13 lease renewals completed in Q4'23 totaling over 71,000 SF at a Lease Renewal Rental Spread of 11.1% which is expected to be recognized over the weighted-average term of these renewed leases of 5.2 years ✓ Geographically diversified portfolio across 33 states with select concentrations in states that management believes to have favorable demographic tailwinds
Diligent Acquisition Program[(6)]	✓ Acquired seven properties in 2023, totaling $35.0 million at an average going-in Cap Rate[(3)] of 6.8% and with a weighted average Lease Term Remaining[(3)] of 10.2 years ✓ Subsequent to quarter end, HTI closed on a four-property acquisition for a total purchase price of $12.6 million at a going-in Cap Rate[(3)] of 7.6%
Resilient Performance	✓ Year over year, MOB portfolio NOI[(7)] improved by 2.1% from $95.5 million in 2022 to $97.5 million in 2023 as a result of accretive acquisitions and favorable leasing ✓ Year over year, SHOP portfolio Adjusted NOI[(7)] improved by 36.6% from $22.4[(7)] million in 2022 to $30.6 million in 2023 as a result of increased rental rates and managed operating expenses ✓ Collected nearly 100% of MOB Cash Rent[(8)] due in Q4'23 ✓ HTI's exposure to MOB, which management believes to have more predictable cash flows than SHOP assets, was 76%[(2)] as of Q4'23 ✓ As of Q4'23, HTI maintained Net Leverage[(3)] of 43.7%
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ Dedicated SHOP management team that collectively has over 80 years of SHOP operating experience

(1) Based on gross asset value of $2.6 billion, net of gross market lease intangible liabilities of $23.5 million as of December 31, 2023.
(2) Percentages are based on NOI for the three months ended December 31, 2023. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Leasing Pipeline data as of February 15, 2024. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.
(5) Renewal leasing activity from January 1, 2023 through December 31, 2023.
(6) Refer to page 6 for additional information.
(7) See Definitions in the Appendix for a full description of capitalized term and for Non-GAAP reconciliations
(8) As of February 6, 2023. See Definitions in the Appendix for a full description.

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(1) See Definitions in the Appendix for a full description. For the SHOP portfolio, Occupancy is based on unit count as of December 31, 2023. (2) Based on gross asset value of $2.6 billion, net of gross market lease intangible liabilities of $23.5 million as of December 31, 2023. (3) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 91.5% of HTI’s MOB leases include such provisions, of which approximately 97% of leases are fixed - rate, 3% are based on the Consumer Price Index. Portfolio Snapshot HTI’s dynamic portfolio features an MOB portfolio that is approximately 91% occupied with embedded long - term cash rent growth and an over 4,100 - unit SHOP portfolio with anticipated significant Occupancy (1) upside that is operated by four operators ($ in millions and SF in thousands) MOB SHOP Rentable Square Feet / Units (SHOP) 5,153 3,858 Properties 156 46 States 29 13 Gross Asset Value (2) $1,468 $1,130 Percentage of NOI 76.1% 23.9% Occupancy (1) 90.6% 74.1% Average Annual Base Cash Rent Escalations 2.3% (3) Market Rates Weighted Average Remaining Lease Term (1) 4.7 Years N/A 3

Dynamic Portfolio Fundamentals

HTI
HEALTHCARE TRUST INC

HTI is focused on deploying capital into select, high-quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy

Portfolio Highlights

- ✓ MOB portfolio that is diversified across 29 states and features long-term net leases to credit-worthy tenants with an average annual base cash rent escalation of 2.3% on approximately 92% of leases[3]
- ✓ Actively managed and resilient SHOP portfolio with anticipated significant Occupancy upside that is operated by four operators
- ✓ Geographically diversified across 33 states with select state concentrations that management believes to have favorable demographic tailwinds
- ✓ Collected nearly 100% of the original Cash Rent due across the MOB portfolio in Q4'23

High-Quality Portfolio



24%
$128 million
NOI(1)
76%
MOB
SHOP

Diversified Geographically Across 33 States



MOB
SHOP

Select Geographic Mix



PA 16%
FL 12%
IL 10%
GA 9%
AZ 6%
IA 6%
CA 5%
MI 5%
TX 4%
WI 4%
Other 23%
Top 10 States(2)

(1) Percentages are based on NOI for the year ended December 31, 2023. See appendix for a reconciliation of aggregate NOI to aggregate GAAP net income.
(2) Based on square feet as of December 31, 2023.
(3) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 91.5% of HTI's MOB leases include such provisions, of which approximately 97% of leases are fixed-rate, 3% are based on the Consumer Price Index.

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x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of over $23 billion (1) x Streamlined SHOP portfolio to only four operators, including two industry leaders, as compared to over 15 operators in 2019 x Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 95,000 employees and 800 clinical locations x HTI remains committed to developing strong partnerships with leading healthcare brands which HTI believes benefits patients and other stakeholders Strategic Partners HTI leases its properties to some of the top healthcare brands in well - established markets MOB SHOP (1) Market capitalization data as of February 15, 2023. 5

Diligent Acquisition Program

HTI HEALTHCARE TRUST INC

HTI completed seven MOB acquisition in 2023 totaling $35.0 million at a 6.8% weighted average Cap Rate[(1)] and has closed one acquisition in 2024 totaling $12.6 million

($ in millions, square feet in thousands and lease term remaining in years)

2023 Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price[(2)]	Avg. Cap Rate[(1)]	Wtd. Avg. Lease Term Remaining[(3)]	Closed
Hope Orthopedics	MOB: Single-Tenant	OR	4	55	$20.0		12.0	Q1'23
St. Peter's MOB	MOB: Single-Tenant	NY	1	17	$5.2		5.0	Q1'23
OSF Healthcare Two-Pack	MOB: Single-Tenant	IL	2	21	$9.8		9.5	Q3'23
Total Closed 2023			**7**	**93**	**$35.0**	**6.8%**	**10.2**	

2024 Closed Transactions[(4)]	Property Type	State	Number of Properties	Square Feet	Purchase Price[(2)]	Avg. Cap Rate[(1)]	Wtd. Avg. Lease Term Remaining[(3)]	Closed
CPC 4-Pack	MOB: Single-Tenant	IN	4	41	$12.6		14.8	Q1'24
Total Closed 2024			**4**	**41**	**$12.6**	**7.6%**	**14.8**	

Total 2023 Closed Transactions + 2024 Closed Transactions	**11**	**134**	**$47.6**	**7.0%**	**11.7**

(1) See Definitions in the Appendix for a full description.
(2) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the year ended December 31, 2023, were $0.4 million.
(3) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(4) 2024 Closed Acquisition data as of February 27, 2024.

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Debt Capitalization ($mm) Q4'23 Mortgage Notes Payable $821 Fannie Mae Master Revolving Credit Facilities $346 Capital One MOB Warehouse Facility $15 Total Secured Debt $1 , 182 Total Unsecured Debt $0 Total Debt $1 , 182 Economic Interest Rate (1) 5 . 0% Key Capitalization Metrics ($mm) Q4'23 Net Debt (1) $1 , 136 Cash and Cash Equivalents $46 Net Leverage (1) 43 . 7% Balanced Capital Structure In Q4’23, HTI continued to manage its capital structure to promote financial flexibility and acquisition capacity by maintaining conservative Net Leverage (1) and adequate cash and cash equivalents Note: Metrics as of and for the three months ended December 31, 2023. (1) See Definitions in the Appendix for a full description. (2) Includes mortgages fixed by designated interest rate “pay - fixed” swap agreements. (3) The GAAP weighted average interest rate on HTI’s borrowings, not accounting for the economic impact of all hedging instruments, was 7.9% as of December 31, 2023. (4) HTI has no interest rate cap expirations until April 2024. Capitalization Highlights Mortgage Debt ▪ HTI has $821.4 million of fixed - rate (2) mortgages notes payable, secured by 132 MOBs and four SHOPs, with an aggregate gross asset value of $1.3 billion. These mortgages bear interest at a weighted average annual rate of 4.6%, and have varying maturities through 2049, with the earliest being a $12.8 million mortgage note payable due January 2025. Credit Facilities ▪ Fannie Mae Master Credit Facilities : Consists of two facilities between KeyBank and Capital One. The credit facilities had an Economic Interest Rate (1) of 5.9% (3) as of December 31, 2023, and mature in 2026 ▪ Capital One MOB Warehouse Facility: On December 22, 2023, HTI closed on a $50.0 million loan facility with Capital One, of which $14.7 million was drawn, leaving $35.3 million of remaining liquidity on the facility. The MOB Warehouse Facility is capped at 3.5% SOFR. Borrowings under HTI's Credit Facilities are capped (4) at an attractive 3.5% SOFR rate, which is significantly less than the spot SOFR rate of 5.3% (5) as of March 25, 2024 (5) Source: Federal Reserve Bank of New York. 7

$22.4 mm $30.6 mm 2022 2023 Key Operating Highlights x MOB portfolio NOI (3) improved by 2.1% YoY to $97.5 million in 2023 from $95.5 million in 2022 as revenues continued to increase as a result of accretive acquisitions and favorable leasing x SHOP portfolio Adjusted NOI (3) improved by 36 . 6 % YoY to $ 30 . 6 million in 2023 from $ 22 . 4 million in 2022 as a result of increased rental rates and managed operating expenses x In Q4’23, HTI completed 13 renewals over more than 71,000 SF at a positive Lease Renewal Rental Spread (1) of 11.1% which is expected to be recognized over the weighted - average term of these renewed leases of 5.2 years, proactively strengthening future NOI growth and maintaining healthy WALT within the portfolio x HTI has a forward Leasing Pipeline (1)(2) of 26,611 SF that, upon commencement, is expected to further increase MOB portfolio Occupancy (1) to 91.1% (2) from 90.6% $1.6 mm $1.7 mm Previous SLR SLR with Q4'23 extensions MOB Lease Renewal Rental Spread (1) on Q4 Transactions (1) See Definitions in the Appendix for a full description. (2) Leasing Pipeline data as of February 15, 2024. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured. (3) Figures are based on Adjusted NOI and NOI. See appendix for Non - GAAP reconciliations. Strong YoY SHOP Adjusted NOI Improvement (3) In 2023, HTI continued to lease vacant space, increased MOB and SHOP NOI, and proactively developed a 26,611 SF forward Leasing Pipeline (1)(2) that is expected to increase MOB Occupancy (1) to 91.1% (2) Operating Highlights Durable and Resilient MOB NOI Performance (3) $95.5 mm $97.5 mm 2022 2023 8

Company Highlights

HTI
HEALTHCARE TRUST INC

In the fourth quarter, HTI continued to focus on increasing MOB NOI, acquiring high-quality MOB assets, improving SHOP NOI, and maintaining a conservative balance sheet

- ✓ ***High-Quality Portfolio*** of 204 properties comprised of 76% MOB and 24% SHOP properties[(1)]
- ✓ ***Diligent Acquisition Program***[(2)] with total 2023 and 2024 closed acquisitions of $48 million at a weighted average going-in cap rate of 7.0% and a weighted average lease term remaining of 11.7 years
- ✓ ***Resilient MOB Performance*** with an increase in MOB NOI[(3)] to $97.5 million in 2023 compared to $95.5 million in 2022 and a Q4'23 Lease Renewal Rental Spread[(4)] of 11.1% across over 71,000 SF which is expected to be recognized over the weighted-average term of these renewed leases of 5.2 years
- ✓ ***Improving SHOP Performance*** in 2023 with SHOP Adjusted NOI[(3)] increasing to $30.6 million from $22.4 million in 2022, a 36.6% year-over-year increase as a result of increased rental rates and managed operating expenses
- ✓ ***Streamlined SHOP Portfolio*** consisting of only four operators, including two industry leaders
- ✓ ***Collected*** nearly 100% of the original Cash Rent due from the MOB portfolio in Q4'23
- ✓ ***Prudent Debt Capitalization*** as of Q4'23 with Net Leverage[(4)] of 43.7%
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) Percentages based on NOI for the three months ended December 31, 2023. See appendix for Non-GAAP reconciliations.
(2) See page 6 for further details.
(3) See Definitions in the Appendix for a full description of capitalized term and for Non-GAAP reconciliations
(4) See Definitions in the Appendix for a full description.

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Experienced Leadership Team Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 30 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 16 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Michael Anderson Chief Executive Officer Mr. Anderson has served as the Chief Executive Officer since September 2023. Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies. He earned a J.D. with Summa Cum Laude honors from the University of Mississippi School of Law and a BA from University of Arizona. 10

Dedicated SHOP Team Core team collectively have over 80 years of SHOP experience. This experienced group plays an essential role in managing HTI’s SHOP portfolio Lindsay Gordon Senior Vice President, Senior Housing x 27 - year career in senior housing in sales & operations at the community and regional level and corporate level x Her unique experience within senior housing helps support sales and operations for the portfolio Susan K. Rice, RN Vice President, Clinical Operations x 30 - year career in the healthcare industry x Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Michelle Stepinksy Vice President, Sales and Marketing x 25 years of experience in senior housing x Her vast knowledge of senior living supports the sales & marketing efforts for the portfolio Kimberly Holmes Vice President, Operational Analytics x 25 - year career in senior housing and hospitality x Her work on financial analysis, planning and benchmarking translates into operational plans and action items for the portfolio 11

Legal Notice 12

D i s c la i m er References in this presentation to the “Company,” “we,” “us” and “our” refer to Healthcare Trust, Inc. (“HTI”) and its consolidated subsidiaries. The statements in this presentation that are not historical facts may be forward - looking statements. These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward - looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward - looking statements, including those set forth in the section titled Risk Factors of HTI’s Annual Report on Form 10 - K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10 - K/A filed on March 22, 2024, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent reports. Please see slides 14 and 15 for further information. Further, forward - looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward - looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of HTI’s Annual Report on Form 10 - K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10 - K/A filed on March 22, 2024, and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. Non - GAAP Financial Measure This presentation includes certain non - GAAP financial measures, including net operating income (“NOI”) and adjusted net operating income (“Adjusted NOI”). Adjusted NOI and NOI are non - GAAP measures of our financial performance and should not be considered as alternatives to net income as measures of financial performance, or any other performance measure derived in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and they should not be construed as an inference that our future results will be unaffected by unusual or non - recurring items. The reconciliation of net income to Adjusted NOI and NOI for the applicable periods is set forth on page 18 to this presentation. 13

Forward - Looking Statements Certain statements made in this presentation are “forward - looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the expectations of the Company regarding future events. The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements. Such forward - looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A - Risk Factors” disclosed in our Annual Report on Form 10 - K for the year ended December 31, 2023 filed with the SEC on March 15, 2024, as amended by the Form 10 - K/A filed on March 22, 2024, and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market. • Our property portfolio has a high concentration of properties located in Florida and Pennsylvania. Our properties may be adversely affected by economic cycles and risks inherent to those states. • We have not paid our distributions on our common stock in cash since 2020, and there can be no assurance we will pay distributions on our common stock in cash in the future. • Inflation will have an adverse effect on our investments and results of operations. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us. • If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases. • We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities. • Joint venture investments could be adversely affected by our lack of sole decision - making authority, our reliance on the financial condition of co - venturers and disputes between us and our co - venturers. • We may be unable to renew leases or re - lease space as leases expire. • Our level of indebtedness may increase our business risks. • Our financing arrangements have restrictive covenants, which may limit our ability to pursue strategic alternatives and react to changes in our business and industry or pay dividends. • We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and Property Manager. • All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and Property Manager face conflicts of interest related to their positions or interests in entities related to AR Global, which could hinder our ability to implement our business strategy. 14

Forward - Looking Statements (Continued) • We may terminate our advisory agreement in only limited circumstances, which may require payment of a termination fee. • The Estimated Per - Share NAV of our common stock is based upon subjective judgments, assumptions and opinions about future events, and may not reflect the amount that our stockholders might receive for their shares. • Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may discourage a third - party from acquiring us in a manner that might result in a premium price to our stockholders. • The share ownership restrictions for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities. • Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax. • Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities. 15

Appe n d i x 16

D e f i ni tio n s Adjusted NOI : Defined as NOI (below) exclusive of funding received through the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") . During the year ended December 31 , 2022 , $ 4 . 5 million was received by our SHOP segment through the CARES Act . No funds were received through the CARES Act in the year ended December 31 , 2023 and no amounts are expected to be received . Annualized Straight - Line Base Rent : Represents the total contractual base rents on a straight - line basis to be received throughout the duration of the lease currently in place expressed as a per annum value . Includes adjustments for non - cash portions of rent . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter . We calculate “original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Economic Interest Rate : Includes the economic impact of all hedging instruments . As of December 31 , 2023 , HTI had a weighted average interest rate of 5 . 6 % on its total borrowings, which does not include the impact of non - designated derivatives . Lease Renewal Rental Spread : Percentage change from prior lease annualized SLR to renewal lease annualized SLR . Lease Term Remaining : Current portfolio calculated from December 31 , 2023 . Weighted based on square feet . Leasing Pipeline : Includes (i) all leases fully executed by both parties as of February 1 , 2024 , but after December 31 , 2023 and (ii) all leases under negotiation with an executed LOI by both parties as of February 15 , 2024 . This represents three LOIs totaling 16 , 240 square feet and two fully executed leases totaling 10 , 371 square feet . There can be no assurance that the LOIs will lead to definitive leases or will commence on their current terms, or at all . Leasing Pipeline should not be considered an indication of future performance . Net Debt : Total gross debt of $ 1 . 2 billion less cash and cash equivalents of $ 46 . 4 million as of December 31 , 2023 . Net Leverage : Equal to “Net Debt” as defined above divided by the total real estate investments, at cost of $ 2 . 6 billion net of gross market lease intangibles of $ 23 . 5 million as of December 31 , 2023 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance expenses . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Occupancy : For MOB properties, occupancy represents percentage of leased square feet divided by the respective total rentable square feet as of the date or period end indicated . For SHOP properties, occupancy represents total units occupied divided by total units available as of the date or period end indicated . 17

Reconciliation of Non - GAAP Metrics: NOI Year Ended December 31, 2023 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 135,449 $ 210,476 $ Property operating and maintenance (37,954) (179,838) (217,792) NOI $ 97,495 $ 30,638 $ 128,133 Impairment charges (4,676) Operating fees to related parties Acquisition and transaction related General and administrative Depreciation and amortization Gain (loss) on sale of real estate investments Interest expense Interest and other income Gain (loss) on non - designated derivatives Income tax expense Net loss attributable to non - controlling interests Allocation for preferred stock (13,799) Net loss attributable to common stockholders $ Year Ended December 31, 2022 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 131,444 $ 204,402 $ Property operating and maintenance before CARES Act grants (35,945) (181,993) (217,938) Adjusted NOI $ 95,499 $ 22,409 $ 117,908 CARES Act grants - 4,494 4,494 NOI $ 95,499 $ 26,903 $ 122,402 Impairment charges (27,630) Operating fees to related parties Acquisition and transaction related General and administrative Depreciation and amortization Gain (loss) on sale of real estate investments Interest expense Interest and other income Gain on non - designated derivatives Income tax expense Net loss attributable to non - controlling interests Allocation for preferred stock (13,799) Net loss attributable to common stockholders $

19 HealthcareTrustInc.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts at www.computershare.com/advisorportal ▪ Shareholders may access their accounts at www.computershare.com/hti